Exhibit 10.23

AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT

This AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT, dated as of November 25, 2022 (this “Amendment”), is entered into by and between JATT Acquisition Corp, a Cayman Islands exempted company (the Company”), and the subscriber set forth under “Subscriber” on the signature page hereto (the “Subscriber”).

WHEREAS, the Company and the Subscriber previously entered into that certain Subscription Agreement, dated June 15, 2022 (the “Subscription Agreement”);

WHEREAS, pursuant to Section 9.(i) of the Subscription Agreement, the Subscription Agreement may be modified by an instrument in writing signed by the party against whom enforcement of such modification  is  sought; and

WHEREAS, in connection with the foregoing, the Company and the Subscriber desire to amend the Subscription Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscriber hereby agree, effective as of the date first written above, as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Subscription Agreement.

2.Amendment of Section 2(c)(i) of the Subscription Agreement. Section 2(c)(1) of the Subscription Agreement in the entirety and replaced it with:

“(i) the Ordinary Shares shall have been approved for listing on the New York Stock Exchange (the “NYSE”), NYSE American Exchange (the “NYSE American”) or the Nasdaq Capital Market (“Nasdaq”) subject to official notice of issuance, and no suspension of the qualification of the Ordinary Shares for offering or sale or trading on NYSE, NYSE American or Nasdaq or, to the Company’s knowledge, initiation or threatening of any proceedings for any of such purposes, shall have occurred;

3.Amendment of Section 6 “Termination” of the Subscription Agreement. Section 6 (c) of the Subscription Agreement is hereby amended by deleting the date “January 16, 2023” and replacing it with “April 17, 2023”(“Outside Date”).

4.No Other Modification. Except to the extent specifically amended herein, the Subscription Agreement remains unchanged and in full force and effect. This Amendment will be governed by and subject to the terms of the Subscription Agreement, as amended by this Amendment. From and after the date of this Amendment, each reference in the Subscription Agreement to “this Subscription Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Subscription Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the Subscription Agreement, as amended by this Amendment, whether or not this Amendment is expressly referenced.

4. Other Terms. The provisions of Section 9 of the Subscription Agreement (where applicable) are incorporated herein by reference and shall apply to the terms and provisions of this Amendment and the parties hereto, mutatis mutandis.

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IN WITNESS WHEREOF, each of the parties hereto have causes this Amendment to be executed by its duly authorized representative as of the date first written above.

COMPANY

JATT ACQUISITION CORP

By:	/s/ Verender S. Badial
Name:	Verender S. Badial
Title:	Chief Financial Officer

SUBSCRIBER

EWON COMFORTECH CO., LTD.

By:	/s/ Kyeong Hoon Lee
Name:	Kyeong Hoon Lee
Title:	CEO

[Signature Page to First Amendment]